© 2022 Envestnet, Inc. All rights reserved. 2Q 2022 Earnings Supplemental Presentation August 4, 2022

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenues”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021- 08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

4 Key Messages for Today Report Q2 2022 results and updated 2022 guidance Impact of Q2 market headwinds Progress and successful execution of our strategy Going deeper with our client base

5 Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Niche advisory/ small business Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools

Market and Industry Leading Footprint

~$5.0 trillion
in assets

~17.9 million
investor accounts

~105,000
advisors

~17,000 data sources

+422 million
linked consumer accounts

+36 million Users**

+700
FinTech Companies

16 of 20
of the largest
U.S. Banks

47 of 50
of the largest
wealth management and
brokerage firms

+500
of the largest Registered
Investment Advisers

*Metrics as of June 30, 2022
**Paid subscribers

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7 The Three Pillars of the Envestnet Strategy Capture more of the addressable market Modernize the digital engagement marketplace Open the platform to the ecosystem Leveraging our scale and platform assets for growth Investing in leading digital experiences that drive client engagement and action Drawing more advisors, consumers and developers onto the platform

8 The Intelligent Financial Life powered by Envestnet DATA & ANALYT ICS WEALTH TECH WEALTH SOLUT IONS Advisor Portal Managed Accounts Impact Tax Overlay Financial Planning Wealth Data Platform Insights delivered Direct Indexing Advisor engages with insights Insurance Loans Alternatives Advisor implements insights into client’s financial plan

9 Envestnet’s Revenue Opportunities Data & Analytics Wealth Tech Key Opportunities: • Wealth Data Platform • Insights Engine • Small-Medium Business Portal Experience • Research • Verification • Aggregation Key Opportunities: • Planning • Trading • Client Portal • Client Relationship Management • Digital Account Opening • Billing Key Opportunities: • Managed Accounts • Fiduciary & Personalized Investment Solutions • Retirement Solutions • Insurance Exchange • High Net Worth Wealth Solutions *These are the opportunities based on our current portfolio of solutions

10 Illustration | Going Deeper With Our RIA Clients 2021 2022 2023 2024 2025 Subscription Revenue Revenue from RIA Managed Accounts Fiduciary Solutions *this assumes flat markets as of June 30, 2022

11 Accounts / Assets ($ billions) Q2 2022 Account Growth by Segment Category YoY Growth Total Platform 27% AUM/A 8% AUM 23% Personalized Solutions 13%Q2 2021 Total Platform 14,086,325 / $5,190 AUM/A 2,373,752 / $742 AUM 1,209,761 / $315 AUM/A 2,553,345 / $678 AUM 1,491,861 / $325 Total Platform 17,865,489 / $4,990 Sustainable/DI/Overlay 786,956 / $47 Sustainable/DI/Overlay 888,885 / $48 Assets in customized solutions (green bubble in charts above) could be materially impacted next quarter due to an impending change in methodology being implemented by Morningstar for tagging sustainable mutual funds and exchange traded funds. Envestnet utilizes Morningstar data to tag sustainable funds on the platform and therefore asset values are subject to change moving forward.

12 Second Quarter 2022 Results (in millions except per share amounts) 2Q22 Outlook Provided 5/5/22 2Q22 Results YoY Change (%)* Key Variance Drivers – Results vs. May Outlook Adjusted revenues(1) $324 - $326 $318.9 10% • Lower asset-based revenue driven by the decline in the 2Q equity and fixed income markets affecting monthly and average daily balance billed accounts, and softer flows than anticipated. Adjusted EBITDA(1) $55.5 - $56.5 $57.1 -20% • Expense favorability mainly related to Cost of Revenue (asset-based) and disciplined expense management. Adjusted net income per diluted share(1) $0.45 - $0.46 $0.49 -27% • Driven by slightly lower depreciation expense and lower share count. *YoY change represents 2Q22 results vs. 2Q21 results. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

13 2022 Full Year Outlook (in millions except for per share amounts) FY22 Outlook (5/5/22) Updated FY22 Outlook Updated midpoint vs. initial midpoint Updated increase (decrease) vs. initial midpoint Primary Variance Drivers vs. May Outlook Adjusted revenues(1) $1,330 – $1,340 $1,255 – $1,260 -$78 -6% • Lower asset-based revenue with headwinds from the decline in the 2Q equity and fixed income markets and softer net flows. • Lower subscription revenue due to continued uncertainty in economic conditions driving lower usage volumes and asset manager research revenue. Adjusted EBITDA(1) $255 - $260 $223 - $227 -$33 -13% • Lower revenue due to decline in asset values in Q2, offset by disciplined expense management. Adjusted EBITDA(1) Margin 19.2% - 19.4% 17.8% - 18.0% -1.4% n/a Normalized effective tax rate 25.5% 25.5% n/a n/a • Unchanged Diluted shares outstanding 66.1 65.5 -0.6 -1% Adjusted net income per diluted share(1) $2.17 - $2.23 $1.84 - $1.89 -$0.34 -15% • Lower EBITDA (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

14 Capital Position as of June 30, 2022 Cash and Cash Equivalents $338M Annual cash interest expense $11.2M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 2.2x Strong Balance Sheet and Liquidity (1) Run rate as of 6/30/22. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio.

Appendix

16 Illustrative Market Impact on Annualized Financials Assuming +/-5% market change(1) (1)Amounts represent annualized impact applicable to a 5% change in asset values on 2Q22 Annualized Revenue ~$38M Asset-based revenues Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives. ~$23M Cost of revenues ~$15M Adjusted EBITDA(1) unmitigated

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	**Assumptions**	
Total Revenue	2Q22 revenue, annualized	$1,276
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[(a)]	See below calculation	-5%
= Revenue impact		($38)
- Impact on asset-based cost of revenue	~60% of asset-based revenue	($23)
= Impact on Adjusted EBITDA[(1)]	Unmitigated impact	($15)

[(a)]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

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18 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company provided the following outlook for the third quarter ending September 30, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets on June 30, 2022. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 3Q 2022 GAAP: Revenues: Asset-based $ 176.0 – 177.0 Subscription-based $ 120.5 – 121.0 Total recurring revenues $ 296.5 – 298.0 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 301.5 - 303.5 Asset-based cost of revenues $ 103.0 – 103.5 Total cost of revenues $ 110.5 – 111.0 Net income (a) Diluted shares outstanding 65.5 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 176.0 – 177.0 Subscription-based $ 120.5 – 121.0 Total recurring revenues $ 296.5 – 298.0 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 301.5 – 303.5 Adjusted EBITDA(1) $ 51.0 – 53.0 Adjusted net income per diluted share(1) $ 0.40 - 0.42 FY 2022 $ 1,255.0 – 1,260.0 (a) 65.5 (a) $ 1,255.0 – 1,260.0 $ 223.0 – 227.0 $ 1.84 – 1.89

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Total revenues	$ 318,852	$ 288,738	$ 640,215	$ 563,843
Deferred revenue fair value adjustment	54	80	108	160
Adjusted revenues	$ 318,906	$ 288,818	$ 640,323	$ 564,003
Net income (loss)	$ (24,268)	$ (8,369)	$ (38,976)	$ 6,566
Add (deduct):				
Deferred revenue fair value adjustment	54	80	108	160
Interest income	(713)	(197)	(1,034)	(367)
Interest expense	4,212	4,225	9,065	8,440
Income tax provision (benefit)	(5,833)	15,516	(3,813)	9,928
Depreciation and amortization	32,182	30,010	63,800	58,402
Non-cash compensation expense	23,504	17,285	45,318	31,422
Restructuring charges and transaction costs	21,026	5,028	23,372	7,812
Severance	7,148	5,377	10,254	10,291
Accretion on contingent consideration and purchase liability	—	187	—	575
Fair market value adjustment on contingent consideration liability	—	—	—	(140)
Fair market value adjustment to investment in private company	—	(758)	—	(758)
Non-recurring litigation and regulatory related expenses	4,306	1,938	7,383	3,647
Foreign currency	413	(138)	305	13
Non-income tax expense adjustment	189	295	213	(271)
Dilution gain on equity method investee share issuance	(6,934)	—	(6,934)	—
Loss allocations from equity method investments	1,400	757	2,945	4,045
(Income) loss attributable to non-controlling interest	440	(175)	817	(440)
Adjusted EBITDA	$ 57,126	$ 71,061	$ 112,823	$ 139,325

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Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income (loss)	$ (24,268)	$ (8,369)	$ (38,976)	$ 6,566
Income tax provision (benefit)	(5,833)	15,516	(3,813)	9,928
Income (loss) before income tax provision (benefit)	(30,101)	7,147	(42,789)	16,494
Add (deduct):				
Deferred revenue fair value adjustment	54	80	108	160
Non-cash interest expense	1,415	1,429	3,474	2,852
Cash interest - Convertible Notes	2,480	2,480	4,960	4,960
Non-cash compensation expense	23,504	17,285	45,318	31,422
Restructuring charges and transaction costs	21,026	5,028	23,372	7,812
Severance	7,148	5,377	10,254	10,291
Accretion on contingent consideration and purchase liability	—	187	—	575
Fair market value adjustment on contingent consideration liability	—	—	—	(140)
Fair market value adjustment to investment in private company	—	(758)	—	(758)
Amortization of acquired intangibles	17,645	17,502	35,165	33,980
Non-recurring litigation and regulatory related expenses	4,306	1,938	7,383	3,647
Foreign currency	413	(138)	305	13
Non-income tax expense adjustment	189	295	213	(271)
Dilution gain on equity method investee share issuance	(6,934)	—	(6,934)	—
Loss allocations from equity method investments	1,400	757	2,945	4,045
(Income) loss attributable to non-controlling interest	440	(175)	817	(440)
Adjusted net income before income tax effect	42,985	58,434	84,591	114,642
Income tax effect	(10,961)	(14,901)	(21,571)	(29,234)
Adjusted net income	$ 32,024	$ 43,533	$ 63,020	$ 85,408
Basic number of weighted-average shares outstanding	55,203,120	54,440,388	55,054,272	54,325,353
Effect of dilutive shares:				
Options to purchase common stock	129,217	198,277	142,510	210,381
Unvested restricted stock units	199,853	435,023	381,397	536,186
Convertible notes	9,898,549	9,898,549	9,898,549	9,898,549
Warrants	22,170	53,648	37,473	65,026
Diluted number of weighted-average shares outstanding	65,452,909	65,025,885	65,514,201	65,035,495
Adjusted net income per share - diluted	$ 0.49	$ 0.67	$ 0.96	$ 1.31

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Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year Ended December 31, 2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net income (loss)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)	12.69
Accretion on contingent consideration and purchase liability	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73
Contract settlement charges	1.18	-	-	-	-	-	-	-	-	-	-
Customer inducement costs	4.57	-	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28
Depreciation and amortization	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	-	(0.76)
Fair market value adjustment on contingent consideration liability	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)
Foreign currency	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)
Impairment of customer inducement assets	0.17	-	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	0.73	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	0.79	1.47	-	-	-	-	-	-	-
Income tax provision (benefit)	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67
Interest expense	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93
Interest income	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)
Litigation related expense	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59
Loss allocation from equity method investments	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09
(Income) loss attributable to non-controlling interest	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)
Non-cash compensation expense	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02
Non-income tax expense adjustment	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)
Non-recurring gains	-	-	-	-	-	-	-	-	-	(5.88)	-
Other	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-
Re-audit related expenses	-	-	3.11	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49
Severance	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	(4.23)	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	-	(1.21)
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	-	(0.97)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	(1.65)	-
Adjusted EBITDA	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**	**261.73**

ENVESTNET

Note: Numbers may not sum due to rounding.

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